Exhibit 5.1

                                December 13, 2000



Onvantage, Inc.
333 W. Santa Clara Street, Suite 1000
San Jose, CA  95113


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Onvantage, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 5,000,000 shares of the common stock of the Company pursuant to the Onvantage, Inc. Amended and Restated 2000 Omnibus Equity Stock Incentive Plan (the "Plan"), it is our opinion that such shares, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/ Pillsbury Madison & Sutro LLP

                                           PILLSBURY MADISON & SUTRO LLP
14155